UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) September 27, 2005
TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

599 9th Street North, Suite 101, Naples, Florida	34102-5624

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (239) 263-3344
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
ITEM 8.01 Other Events
ITEM 9.01. Financial Statements and Exhibits
SIGNATURES
Ex-14.1 Board of Directors Ethics Code
Ex-14.2 Senior Financial Officer Ethics Code
Ex-14.3 TIB Financial Code of Ethics
Ex-99.1 Audit Committee Charter

Section 5. Corporate Governance and Management
ITEM 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On September 27, 2005, the board of directors of TIB Financial Corp. approved the TIB Financial Corp. and Subsidiaries Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers of TIB Financial Corp. and Subsidiaries. A copy of this document is attached as an exhibit to this Form 8-K.
Section 8. Other Events
     ITEM 8.01 Other Events
Also, on September 27, 2005, the board of directors of TIB Financial Corp. approved revisions to the TIB Financial Corp. and Subsidiaries Code of Business Conduct and Ethics along with revisions to the Audit Committee Charter and approved a Code of Business Conduct and Ethics for Members of the Board of Directors. Copies of these documents are attached as exhibits to this Form 8-K.
Section 9. Financial Statements and Exhibits
     ITEM 9.01. Financial Statements and Exhibits
     (a) Exhibits
14.1	TIB Financial Corp. and Subsidiaries Code of Business Conduct and Ethics for Members of the Board of Directors

14.2	TIB Financial Corp. and Subsidiaries Code of Business Conduct and Ethics for Chief Executive Officer and Senior Financial Officers

14.3	TIB Financial Corp. and Subsidiaries Code of Business Conduct and Ethics

99.1	Audit Committee Charter

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.

By:	/s/ Edward V. Lett

Edward V. Lett, President and Chief Executive Officer
Date: September 30, 2005